SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934



(X )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(  )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(X )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                   INTIME SYSTEMS INTERNATIONAL, INC.

            (Name of Registrant as Specified In Its Charter)

                   INTIME SYSTEMS INTERNATIONAL, INC.

   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(  )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

( ) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

June 17, 1996

Dear Shareholder,

Enclosed you will find our Annual Report on Form 10-KSB and the Proxy Statement. We have decided not to spend the time and money required to prepare a traditional, pictorial, glossy report, but would rather commit our resources to activities that would move our business forward. We have planned our Annual Meeting for Shareholders (Record Date May 20, 1996) at the Omni Hotel in West Palm Beach, Florida, at 9:30 a.m. on Wednesday, July 17, 1996.

We are pleased to report that 1995 was a very active and successful year for your company during which we achieved the major objectives we had set forth for use of our IPO funds: 1) to complete development of an Oracle version of our Time & Attendance Management System, TAMS/O, 2) to establish a client/server system consulting practice and new client/server accounts and revenue, and 3) to install an infrastructure for training our consultants, customers, and the Oracle sales staff.

We spent much of the year working very closely with the $3 billion Oracle Systems Corporation and its development staff, forging ahead with the TAMS/Oracle product. TAMS/O was completed on schedule and has been demonstrated to a number of major Oracle prospects in the last several months. As you probably, know, TAMS links the HR and payroll function with time and attendance data and through a variety of controls, provides management with an information system that can significantly reduce a company's labor costs. The TAMS/O system will operate as a front-end system to Oracle's human resource management system
(HRMS) which is currently being launched.

TAMS/O has been enthusiastically received by Oracle's sales and technical staff, especially in the way the system was developed and its seamless integration as the front-end to the Oracle HRMS payroll system. With a strong focus in this area, we made significant investments in this product and in building infrastructure to support it. TAMS/O was the first and only product to be approved as a CAI-Cooperative Application Initiative-product for use with the Oracle HRMS software.

The consulting side of our business displayed strong growth last year and we expect that trend to accelerate throughout 1996 fueled by the Corporate shift from mainframe computing to client/server systems. Last year, revenues were a record $7.5 million, up 30% from 1994 as a direct result of this expanded consulting business. However, we posted net losses of $1.8 million, or $.77 per share last year, which was related to the significant TAMS/Oracle product investments, internal infrastructure building, and overall support of the Oracle relationship. With much of that behind us now, we expect revenues to grow in 1996 with a return to profitability around mid-year, and we expect to continue to accelerate this growth in 1997.

To illustrate, in 1995, we established a new client/server consulting staff of 22 people who are currently working on 12 new PeopleSoft and ADP/CSS projects at companies such as: Campbell Soup Company, United States Enrichment Corporation, Siemans Corporation, First USA Bank, Cincinnati Bell Information Systems, Asplundh Tree Experts, Jones Apparel, and Equitable Resources, to name a few. We also established a training department and designed training programs on leading vendor software to develop our internal staff, new employees, and clients.


In addition, InTime was selected as a Preferred Consulting Partner by Oracle, which means that we will work in conjunction with Oracle for consulting on the installation of the Oracle HRMS product. We have been approved for our first Oracle HRMS consulting engagement at Parsons Brinckerhoff Quade & Douglas, Inc. The Consulting Team has been designated an ADP Implementation Partner and PeopleSoft Preferred Services Provider. Both designations significantly enhance The Consulting Team's consulting practice.

Looking forward, many analysts believe Oracle's HRMS software will be among the industry leaders in the next two years. We believe that our TAMS/O client/server system will benefit from Oracle HRMS sales in late 1996 and throughout 1997 and beyond. Oracle began advertising its HRMS system in The Wall Street Journal early in February 1996. Oracle has nearly 18,000 database customers worldwide and many of them are dedicated to an Oracle solution for application software, which in many cases may include the use and sale of our TAMS/O product. Because of Oracle's internal sales schedule, we cannot forecast system sales this year and are, therefore, taking a conservative posture.

We think you will agree that there are many exciting opportunities available for your Company. We look forward to reporting our continued progress on these opportunities to you in 1996. We wish to thank you, our loyal shareholders, for your continued support.

Sincerely,

William E. Berry                                   John E. Steiner
President & CEO                                      Chairman



*     *     *     *     *     *     *     *       *      *      *      *      *



                           Forward-Looking Statements
The statements made above relating to the Company's expectations of continued growth in consulting services, a return to profitability around mid-year and our TAMS/O product benefitting from Oracle HRMS sales in late 1996 and throughout 1997 are forward-looking statements within the meaning of Sections 27A and 21E of the Securities Exchange Acts of 1933 and 1934, respectively. The results anticipated by any or all of these forward-looking statements may not occur. Important factors that may cause actual results to differ materially include the following: (1) general competition for consulting services, (2) the ability to maintain and attract qualified consultants, (3) the continued availability of consulting budgets within large corporations and (4) the ability of Oracle to capture market share and sell TAMS/O with its systems.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                       INTIME SYSTEMS INTERNATIONAL, INC.



To All Stockholders:

         The annual meeting of the stockholders of Intime Systems International, Inc. (the "Company") will be held at The Omni Hotel, 1601 Belvedere Road, West Palm Beach, Florida on July 17, 1996 at 9:30 a.m. for the following purposes:

          (1) To elect the members to serve on the Board of Directors of the Company until the Company's next annual meeting.

         (2) To ratify the appointment of Price Waterhouse, LLP as independent auditors for the fiscal year ending December 31, 1996.

         (3) For the transaction of other lawful business that may properly come before the meeting.

         The Board of Directors has fixed the close of business on May 20, 1996 as the record date for a determination of shareholders entitled to notice of, and to vote at, this meeting or any adjournment thereof.

     If you do not plan on attending the meeting, please vote, date, sign and mail the enclosed proxy promptly to Mr. Mark Murphy, Chief Financial Officer, InTime Systems International, Inc., 6160 St. Andrews Road, #1, Columbia, South Carolina, 29212.


Dated:  June 17, 1996                       By Order of the Board of Directors



                                            By: William E. Berry, Secretary

                       INTIME SYSTEMS INTERNATIONAL, INC.

                                 PROXY STATEMENT


         The enclosed proxy is solicited by William E. Berry and John E. Steiner on behalf of the management of InTime Systems International, Inc. (the "Company") for use at the annual meeting of stockholders on July 17, 1996 at 9:30 a.m. to be held at The Omni Hotel, 1601 Belvedere Road, West Palm Beach, Florida. Such solicitation is being made by mail, and the Company may also use its officers to solicit proxies from stockholders either in person or by telephone or letter without extra compensation. All expenses of this solicitation will be paid by the Company. Since proxies are being solicited by management (all of whom are directors) and management serves at the will of the Board of Directors, management may have a conflict of interest in recommending how stockholders vote for the proposals. An inherent conflict of interest may arise from the Board of Directors recommending their own re-election. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the meeting at any time prior to the voting thereof.

         Only stockholders of record at the close of business on May 20, 1996 (the "Record Date") are entitled to notice of, and to vote at, the meeting. Each share of Class A and Class B common stock outstanding on the record date is entitled to one vote and five votes respectively on all proposals. Messrs. Berry and Steiner, the Company's President and Chairman of the Board of Directors respectively, are the holders of 2,437,252 shares of the Company's Class B stock and are therefore entitled to 12,186,260 votes, representing approximately 78.2% of the voting power. As of the close of business on May 20, 1996, 1,736,175 and 2,769,863 shares of Class A and Class B common stock of the Company, respectively, were outstanding which means that a total of 15,585,490 votes are eligible to be cast at the meeting. All proposals require a vote of the majority of the stockholders present in person or by proxy except for the election of directors who shall be elected by a plurality of such votes.

         This proxy statement and the accompanying proxy are first being mailed to stockholders on or about June 17, 1996.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth as of May 20, 1996 certain information relating to the known beneficial ownership of the Company's Class A and Class B shares of (i) more than 5% beneficial owners, (ii) each director, (iii) each named Executive Officer in the Summary Compensation Schedule and (iv) all executive officers and directors as a group.



                                                           Amount and          Percentage of
                                                           Nature of         Outstanding Class
Title of             Name and Address                      Beneficial        A and B Securities         Voting
Class                Beneficial Owner                     Ownership(1)          Owned(1)(2)            Power(1)

Class B              William E. Berry(3)                1,218,626(2)(3)            26.5%                 38.8%
                     1601 Forum Place
                     West Palm Beach, FL  33041

Class B              John E. and Carol E. Steiner         1,218,626(2)             26.5%                 38.8%
                     6160 St. Andrews Road
                     Columbia, SC  29212

Class A              Robert I. Schiff                       9,673(4)                 *                     *
                     1601 Forum Place
                     West Palm Beach, FL  33041

Vested Options       James C. Dean                         22,192(5)                 *                     *
Class A              1601 Forum Place
                     West Palm Beach, FL  33041

Vested Options       Corine C. Goldkiller                  10,315(6)                 *                     *
Class A              6160 St. Andrews Road
                     Columbia, SC  29212

Vested Options       Sherman A. Drusin                     14,333(7)                 *                     *
Class A              c/o Sterling Foster & Co., Inc.
                     125 Baylis Rd.
                     Melville, NY 11747

Class B and          Richard H. Williams                 196,159(7)(8)              4.3%                 5.9%
Class A Vested       3727 S. Ocean Blvd., Suite 206
Options              Stuart, FL  34996

Class A and B        All Directors and Executive        2,708,257(2)(9)            58.9%                 84.1%
Common Stock         Officers of the
and Class A Vested   Company as a Group (eight
Options              persons)



    * Less than 1%

         (1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Except as otherwise indicated, each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days have been exercised or converted.

         (2) Includes 929,603 Escrowed Shares beneficially owned each by Messrs. Steiner and Berry.

         (3) Held in the name of William E. Berry, Declaration of Trust U/A which is controlled by William E. Berry, Trustee.

         (4) Mr. Schiff resigned from the Company effective November 30, 1995. These shares represent vested Options exercised by Mr. Schiff in January and February 1996.

         (5) Includes 17,192 and 5,000 shares of Class A Common Stock underlying vested Options exercisable at $1.76 and $5.25 per share, respectively.

         (6) Includes 10,315 shares of Class A Common Stock underlying vested Options exercisable at $1.76 per share.

         (7) Includes 14,333 shares of Class A Common Stock underlying vested Options which the Company granted to both Messrs. Drusin and Williams that are exercisable at $5.00 - $6.875 per share and excludes shares underlying 10,667 Options each held by Messrs. Drusin and Williams not exercisable within 60 days.

         (8) Includes 181,826 shares of Class B Common Stock jointly held by Mr. Williams and his wife.

         (9) Includes 13,333 and 5,000 shares of Class A Common Stock underlying vested Options exercisable at $5.00 and $5.25 per share respectively granted to Mr. Mark Murphy the Company's Chief Financial Officer.


ITEM 1.   ELECTION OF DIRECTORS

         Four directors are to be elected at the annual meeting. Those persons elected will hold office until the next annual meeting of stockholders and their successors have been elected and qualified. The Company's bylaws provide that the actual number of directors be established by resolution of the Board of Directors. The current Board of Directors has by resolution established the number of directors at five. The underwriter of the Company's initial public offering has the right to designate one person to the Company's Board of Directors. None of the current nominees to the Board are Underwriter's designees.

         The nominees for the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them for the nominees for directors listed below unless instructed otherwise. In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

         Directors shall be elected by a plurality of the votes of the shares cast at the annual meeting.

                         NOMINEES TO BOARD OF DIRECTORS


Name                      Age           Position with the Company     Since

William E. Berry          63            President, Secretary and      1994
                                        Director

John E. Steiner           55            Executive Vice President,     1994
                                        Treasurer and Chairman of
                                        the Board

Richard H. Williams       59            Director                      1994

Sherman A. Drusin         53            Director                      1994


         WILLIAM E. BERRY, the Company's President, Secretary and a director of the Company since January 1994, co-founded TEAM with John E. Steiner. Mr. Berry has been Chairman and Chief Executive Officer of TEAM from its inception in 1985. In addition to his duties as President and Chief Executive Officer of the Company, Mr. Berry is directly involved in the Company's marketing of TAMS and consulting services. Mr. Berry is the founder and past President of the South Florida Chapter of the Association of Human Resource Systems Professionals ("HRSP") and served on the national HRSP Board of Directors from

1988 to 1993. Mr. Berry also served on the SHRM National Committee on Human Resource Information Systems from 1990-1991.

         JOHN E. STEINER has been the Company's Executive Vice President and Chairman of the Board of Directors since January 1994. He co-founded TEAM with Mr. Berry and has been President of TEAM since its inception in 1985. Mr. Steiner is responsible for the Company's technical development and for guiding the staff of consultants within TEAM. Mr. Steiner has been active in the American Payroll Association and is a member of The Information Technology Association of America.

         RICHARD H. WILLIAMS was elected a director in January 1994. Mr. Williams is Chairman of Williams Resource Group located in Jupiter, Florida which provides financial consulting services and acquisition evaluations and was a consultant to the Company in 1994. In addition, he is Chairman and CEO of BioAquatics, Inc., a company engaged in Aquaculture through its relationship with Harbor Branch Oceanographics Institution of Ft. Pierce, Florida. Previously, from May 1988 through June 1993, Mr. Williams was Chairman of Restor Industries, Inc., a public company engaged in the telecommunications and electronics circuit board industries.

         SHERMAN A. DRUSIN was elected a director in April 1994. Since January 1994, Mr. Drusin has been President, Director and an estate planner for Preferred Benefit Plans, Inc., an affiliate of Wallberg Company, Inc., and in addition, since March of 1995, Director of Corporate Finance for Sterling Foster and Company, an investment banking firm in New York. From March 1992 through December 1993, Mr. Drusin was Vice President of Corporate Finance for J. Gregory & Company, an investment banking firm. From September 1987 through February 1992, Mr. Drusin was CEO, President and Treasurer of CSA Systems, Inc. a subsidiary of the Computer Systems Advisors Group, a company publicly traded on the Singapore Stock Exchange.

DIRECTORS' COMPENSATION

         Directors receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Pursuant to the 1994 Stock Option Plan, directors who are not employees receive a grant of 12,000 shares of non-qualified stock options which vest in 1/6 increments every June 30 and December 31 provided the director is still serving in that capacity. During 1995, an additional 13,000 options were granted to each of the Company's outside directors, Messrs. Drusin and Williams, to compensate them for work performed on behalf of the Board of Directors exercisable at $6.875 per share over a ten-year period and vest as described above.

         Beginning in April 1996, Mr. Richard H. Williams, a director of the Company, began spending substantial time beyond his role as a director providing consulting services to the Company's management in connection with the redirection of its business, reduction of expenditures and negotiations with Oracle Corp. As of the date of this Proxy Statement, the Company may or may not seek similar consulting services from Mr. Williams. If such occasion becomes necessary in the future, the Company intends to compensate him fairly for such services.

EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and four executive officers who received compensation exceeding $100,000 for the fiscal years ended December 31, 1994 or 1995 (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION


               (a)                  (b)        (c)          (d)               (e)                 (f)                  (g)

                                                                                               Long-Term
                                                                                              Compensation
                                                                                                 Awards

                                                                                               Securities
                                                                         Other Annual          Underlying           All Other
   Name and Principal Position      Year    Salary($)     Bonus($)      Compensation($)     Options/SARs(#)      Compensation($)

William E. Berry, President         1995      $188,800   $5,665(4)        $ 7,132(1)               0                   $0
 (Chief Executive Officer)........  1994      $188,800                    $13,621(1)                                   $0


John E. Steiner, Executive Vice
President.........................  1995      $188,800   $5,665(4)         $4,893(1)               0                   $0
                                    1994      $188,800                     $8,692(1)                                   $0

Robert I. Schiff, Senior Vice       1995      $100,833       $0               $0                 20,000            $27,823(2)
President(3)......................  1994      $100,000                                           51,578            $13,000(2)


James C. Dean, Vice                 1995      $120,000   $20,000(5)           $0                 10,000                $0
President.........................

Corine C. Goldkiller, Vice          1995      $103,425   $7,500(5)            $0                   0                   $0
President.........................



         (1) Represents non-cash compensation in the form of use of a car and related expenses.
         (2) Represents commissions paid on consulting contracts.
         (3) Mr. Schiff resigned from the Company effective November 30, 1995.
         (4) Represents bonuses paid on 1994 net income in accordance with Messrs. Berry and Steiner's employment agreements.
         (5) Represents bonuses related to performance.


         The following table sets forth certain information with respect to stock option grants to the Named Executive Officers during the fiscal year ended December 31, 1995.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                     (a)                      (b)                    (c)               (d)          (e)

                                                                  % of Total       Exercise or
                                     Number of Securities        Options/SARs      Base Price
                                    Underlying Options/SARs  Granted to Employees    $/SH(1)    Expiration
                    Name                 Granted (#)            in Fiscal Year                      Date

           William E. Berry                    0                     N/A               N/A          N/A
           John E. Steiner                     0                     N/A               N/A          N/A
           Robert I. Schiff                 20,000                  12.7%             $5.00      2/28/96(2)
           James C. Dean                    10,000                   6.3%             $5.25      5/24/2005
           Corine C. Goldkiller                0                     N/A               N/A          N/A



         (1)      All options were granted at 100% of fair market value.
         (2) Mr. Schiff resigned from the Company effective November 30, 1995. Under the terms of the Company's Stock Option Plan, Mr. Schiff had 90 days from date of employment termination to exercise his vested options or they were forfeited. Mr. Schiff forfeited these options.


         The following table sets forth certain information with respect to the exercise of options to purchase Common Stock and SARs during the fiscal year ended December 31, 1995, and the unexercised options held and the value thereof at that date, for each Named Executive Officer.


              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


         (a)                    (b)                  (c)                     (d)                      (e)

                                                                    Number of Securities      Value of Unexercised
                                                                   Underlying Unexercised         In-the-Money
                                                                  Options/SARs at FY-End(#)       Options/SARs
                                                                                                  at FY-End($)
                          Shares Acquired           Value               Exercisable/              Exercisable/
         Name              on Exercise(#)        Realized($)          Unexercisable(1)          Unexercisable(4)

William E. Berry                 0                    0                       0                        0
John E. Steiner                  0                    0                       0                        0
Robert I. Schiff                 0                    0               13,006/58,572(2)        $52,475/$231,371(3)
James C. Dean                    0                    0                 8,492/22,139            $30,515/$86,105
Corine C. Goldkiller             0                    0                  3,095/9,283            $15,057/$45,162



         (1) Exercisable options include all currently vested options without restrictions. Unexercised options include non-vested options and options which are held in escrow.
         (2) In February 1996, Mr. Schiff exercised 9,673 Options at $1.76 per share which resulted in a value realized at the date of exercise of $42,210. Of the remaining Options exercisable at $1.76 per share, 9,674 non-vested options and 32,231 options in escrow were forfeited. In addition, 3,333 vested Options and 16,667 non-vested Options exercisable at $5 per share were forfeited.
         (3) Based upon a fair market value at fiscal year end of $6.625 per share minus the exercise price.

EMPLOYMENT AND CONSULTING AGREEMENTS

         The Company employs Messrs. Berry and Steiner pursuant to three year written employment agreements. The agreements with Mr. Berry and Mr. Steiner provide for a base annual salary of $188,800 subject to cost of living increases and possible annual bonuses based on the Company's net income. In 1995, the Company paid Messrs. Berry and Steiner bonuses of $5,665 each relating to 1994 results. Pursuant to the terms of the bonus agreement, no bonus was due Messrs. Berry and Steiner relating to 1995 results. During 1996, Messrs. Berry and Steiner are eligible to each receive a bonus equal to 2.5% of net income. Both may terminate their respective agreements if: (i) such persons' duties are substantially modified, (ii) the Company materially breaches such agreements or
(iii) if any entity or person not currently an executive officer or stockholder of the Company either individually or as part of a group becomes the beneficial owner of 40% or more of the common Stock of the Company. In such an event, they may elect to either: (a) receive full compensation and benefits payable under their employment agreements for the remainder of the term of the agreements or
(b) a release from the non-competition provisions of their respective agreements. The effect of such provisions may discourage a hostile takeover even if in the best interest of all other stockholders.

         In June 1996, Ms. Corine C. Goldkiller, formerly the Company's Vice President, was appointed the Company's Senior Vice President in charge of all consulting, including sales and training. Ms. Goldkiller is employed at the rate of $125,000 per annum. Mr. Mark Murphy, the Company's Chief Financial Officer, receives a salary at the rate of $100,000 per annum.

STOCK OPTION PLAN

         The Company adopted a Stock Option Plan in 1994 for employees, consultants and directors, covering 300,000 shares of Class A Common Stock. During 1995, an additional 100,000 shares were made available under the plan. The Plan provides for the grant to employees of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, (the "Code"), and for the grant of non-qualified stock options (collectively "Options").

         The Plan is intended to comply with Section 16(b) of the Exchange Act, and Rule 16b-3 promulgated thereunder and other applicable laws and is administered by a committee comprised of Messrs. Berry and Steiner. The Committee has the power to determine eligibility to receive Options, the terms of any Options including the exercise price, the number of shares subject to the Options, the vesting schedule and the term of any such Options. The exercise price of all Options granted under the Plan must be at least equal to the fair market value of the shares of Class A Common Stock on the date of such grant. If a grant is made to an employee owning stock representing more than 10% of the voting power of the Company's outstanding stock, the exercise price of any ISO granted must equal at least 110% of the fair market value on the grant date and the maximum term of the ISO must not exceed five years. The terms of all other Options granted under the Plan may not exceed 10 years.

         Currently, the Company has 96,988 outstanding options exercisable at $1.76 of which 61,226 are in escrow and 184,099 outstanding options exercisable at $5.00 - $6.875 per share. All options vest at the rate of one-sixth each June 30th and December 31st subject to continued employment. The options exercisable at $1.76 per share are subject to the escrow agreement between the Company and its Underwriter. Although while held in escrow such shares may not be assigned or transferred, they may be voted.

         The following table gives information as to all options to purchase the Company's common stock which were granted to each outside director of the Company pursuant to both the automatic grant provisions of the Plan any any discretionary grants.

                                                 OUTSIDE DIRECTORS
                                                Options Outstanding
                                              as of May 20, 1996 (1)

                                                                       Average Option
                      Type of            Date of                       Exercise Price
Name                   Grant              Grant             Number       Per Share
Sherman A. Drusin     Formula          May 24, 1994         12,000         $5.00
                      Discretionary    November 17, 1995    13,000         $6.875
Richard H. Williams   Formula          January 24, 1994     12,000         $5.00
                      Discretionary    November 17, 1995    13,000         $6.875


         (1)      As of May 20, 1996, none of these options have been exercised.


PROFIT SHARING PLAN

         The Company maintains an employee savings and pension plan (the "Profit Sharing Plan") under Section 401(k) of the Code. The Profit Sharing Plan covers all employees who meet certain service requirements and is funded by employee contributions, matching Company contributions and discretionary annual contributions from the Company in amounts determined by the Board of Directors. The Profit Sharing Plan provides that a participant may make voluntary contributions to it in amounts ranging from 2% to 15% of each participant's total compensation for the Profit Sharing Plan year in which the contributions are made. The Company may make a matching contribution equal to a percentage of the elective contributions made by the participants, and additional amounts as determined on a yearly basis by the Company, at its discretion. The discretionary contributions are allocated following the end of the Profit Sharing Plan year to all participants eligible to share therein in the same proportion that each participant's compensation bears to the compensation of all eligible participants vested at all times. The participants' interest in the Company's matching contribution and discretionary contribution vests ratably over a five year period. Benefit distributions under the Profit Sharing Plan are in the form of lump sums of life annuities. The Profit Sharing Plan was adopted as of June 1, 1992. For 1995, no matching contributions or discretionary contributions were made to the Profit Sharing Plan.

BOARD MEETINGS AND COMMITTEES

         The board of directors of the Company held eight meetings during the fiscal year ended December 31, 1995. No Unanimous Consents in lieu of a formal meeting were executed. All directors attended each of the total number of meetings of the Board of Directors during this period either in person or by telephone.

NO DELINQUENT FILINGS

         To the best of the Company's knowledge based on a review of its files, all filings of Form 3, 4 and 5 required to be made with the Securities and Exchange Commission have been made.

ITEM 2. APPOINTMENT OF AUDITORS

         Price Waterhouse, LLP ("Price") independent public accountants, currently acts as the independent auditors of the Company and has been selected by the Board of Directors to act as auditors for the fiscal year ended December 31, 1996 subject to stockholder approval. Unless directed to vote no, proxies being solicited will be voted in favor of the ratification of Price as independent auditors for the Company's fiscal year ended December 31, 1996. Price acted as auditors for the Company for the fiscal year ended December 31, 1995. A representative of Price will be present at the meeting to respond to questions.

         Ratification of the appointment of Price as the Company's independent accountants for fiscal 1996 will require the affirmative vote of at least a majority of the votes represented in person or by proxy at the annual meeting. Proxies solicited by management will be voted for the proposal unless instructed otherwise.

ITEM 3.  OTHER MATTERS

         The Board of Directors has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

         If you do not plan to attend the meeting, so that your shares may be represented and to assure the required quorum, please sign, date and return your proxy promptly. In the event you are unable to attend the meeting, at your request, the Company will cancel the proxy.

STOCKHOLDERS' PROPOSALS

         Any stockholder of the Company, who wishes to present a proposal to be considered at the 1996 annual meeting of the stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such meeting, must deliver such proposal in writing to the Company no later than December 30, 1996.

         The Company is furnishing, with this Proxy Statement, without charge to any stockholder a copy of the Company's annual report on Form 10-KSB as filed with the Securities and Exchange Commission including financial statements and schedules thereto.

                     By the Order of the Board of Directors




                    William E. Berry, Secretary

*******************************************************************************

                                 APPENDIX

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF

                       INTIME SYSTEMS INTERNATIONAL, INC.
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JULY 17, 1996


         The undersigned hereby appoints William E. Berry and John E. Steiner as my proxy with power of substitution for and in the name of the undersigned to vote all shares of common stock of Intime Systems International, Inc. (the "Company") which the undersigned would be entitled to vote at the annual meeting of shareholders of the Company to be held at The Omni Hotel, 1601 Belvedere Road, West Palm Beach, Florida on July 17, 1996 at 9:30 a.m., and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth below:


EACH SHARE OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK OUTSTANDING ON THE RECORD DATE IS ENTITLED TO ONE VOTE OR FIVE VOTES RESPECTIVELY ON ALL PROPOSALS.


         1. I hereby elect the following individuals to serve on the Board of Directors of the Company until the Company's next annual meeting:

                       Name                    Yes             No

         a)       William E. Berry              _____         _____
         b)       John E. Steiner               _____         _____
         c)       Sherman A. Drusin             _____         _____
         d)       Richard H. Williams           _____         _____

         2. I hereby ratify the appointment of Price Waterhouse LLP as independent auditors for the fiscal year ended December 31, 1996.

                  Yes _____         No _____            Abstain _____

         3. I hereby authorize the transaction of any other lawful business that may properly come before the annual meeting of shareholders.

                  Yes _____         No _____            Abstain _____

         (Shares cannot be voted unless this proxy is signed and returned, or specific arrangements are made to have the shares represented at the meeting).

         IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS FOR ALL PROPOSALS.

                                    Dated: _______________________, 1996

                                    ------------------------------------
                                    Signature of Shareholder

                                    ------------------------------------
                                    Typed or Printed Name of Shareholder

                                    ------------------------------------
                                    Number of Class A Shares Owned

                                    ------------------------------------
                                    Number of Class B Shares Owned